UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 2, 2006
TeleTech Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	001-119195 (Commission File Number)	84-1291044 (I.R.S. Employer Identification No.)
9197 S. Peoria Street, Englewood, Colorado 80112
(Address of principal executive offices, including Zip Code)
Telephone Number: (303) 397-8100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.(b) and (c) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On August 2, 2006, Mr. Dennis Lacey, Chief Financial Officer of the Company, provided TeleTech Holdings, Inc. (the “Company’) with notice of his intention to resign from the Company effective August 16, 2006.
Mr. Lacey indicated to the Company that his decision to resign is based solely on personal reasons and not due to any disagreement with the Company or concerns relating to the Company’s financial condition, operations, policies or practices.
The Company has commenced a search for a permanent Chief Financial Officer. Until a permanent replacement is named, John Troka, currently Vice President of Global Finance will serve as interim Chief Financial Officer.
The Company hereby incorporates by reference the press release dated August 7, 2006 attached hereto as Exhibit 99.1
Item 9.01 Exhibits
99.1	Press Release issued by TeleTech on August 7, 2006
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TeleTech Holdings, Inc.
By:	/s/ Kenneth D. Tuchman

KENNETH D. TUCHMAN
Chief Executive Officer
Dated: August 7, 2006

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release Dated August 7, 2006